                                                                    EXHIBIT 10.7

                               MOVADO GROUP, INC.

                              AMENDED AND RESTATED

                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES

                                                          Effective June 1, 1995
                                  Amended and Restated Effective January 1, 1998 Amended and Restated Effective January 1, 2002
                                    Amended and Restated Effective June 17, 2004

                                       1
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                               MOVADO GROUP, INC.
                              AMENDED AND RESTATED
                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES

                                Table of Contents

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
                                                    ARTICLE I
                                                   Definitions

1.1      Account........................................................................................   5
1.2      Administrator..................................................................................   5
1.3      Base Salary....................................................................................   5
1.4      Change in Control..............................................................................   5
1.5      Class Year Account.............................................................................   7
1.6      Code...........................................................................................   8
1.7      Company........................................................................................   8
1.8      Company Stock..................................................................................   8
1.9      Compensation...................................................................................   8
1.10     Effective Date.................................................................................   8
1.11     Eligible Employee..............................................................................   8
1.12     Employee.......................................................................................   8
1.13     Employers......................................................................................   8
1.14     Employer Contribution..........................................................................   8
1.15     ERISA..........................................................................................   8
1.16     Group I Employee...............................................................................   8
1.17     Group II Employee..............................................................................   8
1.18     Matching Contribution..........................................................................   9
1.19     Participant....................................................................................   9
1.20     Plan...........................................................................................   9
1.21     Plan Year......................................................................................   9
1.22     Salary Deferrals...............................................................................   9
1.23     Salary Deferral Election.......................................................................   9
1.24     Total and Permanent Disability.................................................................   9
1.25     Trust..........................................................................................   9
1.26     Trustee........................................................................................   9
1.27     Year of Service................................................................................   9

                                                   ARTICLE II
                                                  Participation

2.1      Eligibility for Participation..................................................................  10
2.2      Commencement of Participation..................................................................  10
2.3      Benefits.......................................................................................  10

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
                                                   ARTICLE III
                                                  Contributions

3.1      Salary Deferrals...............................................................................  11
3.2      Matching Contributions.........................................................................  12
3.3      Company Stock..................................................................................  12
3.4      Employer Contributions.........................................................................  13
3.5      Time of Contributions..........................................................................  13
3.6      Form of Contributions..........................................................................  14

                                                   ARTICLE IV
                                                     Vesting

4.1      Vesting........................................................................................  14

                                                    ARTICLE V
                                                    Accounts

5.1      Accounts.......................................................................................  15
5.2      Investments, Gains and Losses..................................................................  16
5.3      Forfeitures....................................................................................  17

                                                   ARTICLE VI
                                                  Distributions

6.1      Payment........................................................................................  17
6.2      Commencement of Payment........................................................................  17

                                                   ARTICLE VII
                                                  Beneficiaries

7.1      Beneficiaries..................................................................................  19
7.2      Lost Beneficiary...............................................................................  19

                                                  ARTICLE VIII
                                                     Funding

8.1      Prohibition Against Funding....................................................................  20
8.2      Deposits in Trust..............................................................................  20
8.3      Indemnification of Trustee.....................................................................  21
8.4      Withholding of Employee Contributions..........................................................  21

                                                   ARTICLE IX
                                                Claims Procedure

9.1      General........................................................................................  21
9.2      Claim Review...................................................................................  21
9.3      Right of Appeal................................................................................  22
9.4      Review of Appeal...............................................................................  22
9.5      Designation....................................................................................  22

                                        3
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
                                                    ARTICLE X
                                           Administration of the Plan

10.1     Committee as Administrator.....................................................................  23
10.2     Actions Taken by the Committee.................................................................  23
10.3     Bond and Compensation..........................................................................  23
10.4     Duties of the Committee........................................................................  23
10.5     Employers to Furnish Information...............................................................  24
10.6     Expenses.......................................................................................  24
10.7     Indemnification................................................................................  25

                                                   ARTICLE XI
                                               General Provisions

11.1     No Assignment..................................................................................  25
11.2     No Employment Rights...........................................................................  25
11.3     Incompetence...................................................................................  26
11.4     Identity.......................................................................................  26
11.5     Other Benefits.................................................................................  26
11.6     No Liability...................................................................................  26
11.7     Insolvency.....................................................................................  26
11.8     Amendment and Termination......................................................................  27
11.9     Employer Determinations........................................................................  27
11.10    Construction...................................................................................  27
11.11    Governing Law..................................................................................  27
11.12    Severability...................................................................................  28
11.13    Headings.......................................................................................  28
11.14    Terms..........................................................................................  28
11.15    Approval of IRS................................................................................  28
11.16    Term...........................................................................................  28

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                               MOVADO GROUP, INC.

                              AMENDED AND RESTATED

                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES

            Movado Group, Inc., a New York corporation, Swiss-Am, Inc., a New Jersey corporation, and Movado Retail Group, Inc., a New Jersey corporation, hereby adopt this Amended and Restated Movado Group, Inc. Deferred Compensation Plan for Executives.

                                   ARTICLE I
                                  DEFINITIONS

      1.1 ACCOUNT. The bookkeeping account established for each Participant as provided in Section 5.1 hereof.

      1.2   ADMINISTRATOR. The committee appointed pursuant to ARTICLE X.

      1.3   BASE SALARY.

            (a) The amount payable to a Participant by the Employers as basic salary attributable to services performed in a Plan Year. Base Salary shall only include regularly scheduled salary payable throughout the year, as determined by the Employers, and shall not include bonuses or irregular remuneration.

            (b) Notwithstanding subsection (a), for those Employees classified by an Employer as sales executives, the term Base Salary shall only include base salary and shall not include commissions and bonuses.

      1.4   CHANGE IN CONTROL. The occurrence during the term of the Plan of:

            (a) The commencement (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 (the "Act")) of a tender offer for more than twenty percent (20%) of the Company's outstanding shares of capital stock having voting power in the election of directors (the "Voting Securities").

            (b) An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as the term is used for purposes of section 13(d) or 14(d) of the Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of the combine l voting power of the Company's then outstanding Voting Securities, provided, however that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition") (as hereinafter defined) shall not constitute an acquisition) which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company or by any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest as owned, directly or indirectly, by the Company (for purposes of this definition, a subsidiary); (2) the Company or its subsidiaries; or (3) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph.

            (c) The individuals who, as of July 1, 2002, are members of the board (the "Incumbent Board"), ceasing for any reason to constitute at least two-thirds (2/3) of the members of the board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

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            (d) Approval by stockholders of the Company of:

                  (1) merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction," i.e., meets each of the requirements described in (i), (ii) or
(iii) below: (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent (70%) if the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; or (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (2/3) of the members of the board of director of the Surviving Corporation immediately following the consummation of such merger, consolidation or reorganization; and
(iii) no Person other than the Company, any subsidiary, any employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the Surviving Corporation, or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities immediately following the consummation of such merger, consolidation or reorganization.

                  (2) A complete liquidation or dissolution of the Company.

                  (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to an affiliate).

      1.5 CLASS YEAR ACCOUNT. The bookkeeping subaccounts established for each Participant as provided in section 5.1 hereof.

      1.6   CODE. The Internal Revenue Code of 1986, as amended.

      1.7   COMPANY. Movado Group, Inc., a New York corporation.

      1.8   COMPANY STOCK. Common stock of the Company.

      1.9 COMPENSATION. The Participant's Base Salary, bonuses and other remuneration from the Employer.

      1.10 EFFECTIVE DATE. The Plan was originally effective on June 1, 1995. This amendment and restatement is effective _____ 2004.

      1.11 ELIGIBLE EMPLOYEE. An Employee of an Employer who is a management or highly compensated Employee within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

      1.12  EMPLOYEE. Any person employed by an Employer.

      1.13 EMPLOYERS. Movado Group, Inc., a New York corporation; Swiss-Am, Inc., a New Jersey corporation, and Movado Retail Group, Inc., a New Jersey corporation.

      1.14 EMPLOYER CONTRIBUTION. A discretionary contribution made by the Employers to the Trust that is credited to one or more Participant's Accounts in accordance with the terms of Section 2.3 hereof.

      1.15 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

      1.16 GROUP I EMPLOYEE. An Employee. who is designated as a Group I Employee by an Employer in Schedule A attached hereto, as such schedule may be amended by the Employer from time to time.

      1.17 GROUP II EMPLOYEE. An Employee who is designated as a Group II Employee by an Employer in Schedule A attached hereto, as such schedule may be amended by the Employer from time to time.

      1.18 MATCHING CONTRIBUTION. A contribution made by the Employers to the Trust that is credited to one or more Participant's Accounts in accordance with the terms of Section 3.2 hereof.

      1.19 PARTICIPANT. An Eligible Employee who has become a Participant as provided in Section 3.1 and whose Account has not been fully distributed.

      1.20 PLAN. The Amended and Restated Movado Group, Inc. Deferred Compensation Plan for Executives.

      1.21  PLAN YEAR. The twelve (12) month period ending December 31.

      1.22 SALARY DEFERRALS. The portion of Compensation that a Participant elects to defer in accordance with Section 3.1 hereof.

      1.23 SALARY DEFERRAL ELECTION. The separate written agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in this Plan and make Salary Deferral hereunder.

      1.24 TOTAL AND PERMANENT DISABILITY. Any medically determinable physical or mental disorder hat renders a Participant incapable of continuing in the employment of an Employer and is (expected to continue for the remainder of a Participant's life, as determined by the Administrator in its sole discretion.

      1.25  TRUST. The Trust under the Plan.

      1.26 TRUSTEE. The trustee under the Trust and any successor Trustee appointed pursuant to the Trust.

      1.27 YEAR OF SERVICE. A Participant's twelve (12) month period of employment with an Employer beginning on the Participant's first day of employment with the Employer. Periods of employment of less than twelve (12) full months shall not constitute a Year of Service.

                                   ARTICLE II
                                  PARTICIPATION

      2.1   ELIGIBILITY FOR PARTICIPATION.

            (a) The Employers shall determine which Eligible Employees shall become Participants and the category of benefits, under Section 2.3, to which they will be entitled. The Employers' determination under this Section 2.1 and under Section 2.3 shall be set forth in Schedule A, attached hereto.

            (b) An Employer may determine that a Participant shall cease being a Participant as of any date specified by it; provided, however, that the Employer may not reduce the Account of such Participant as of the date such determination is made. Such determination shall be specified in Schedule B.

      2.2   COMMENCEMENT OF PARTICIPATION.

            (a) Each Eligible Employee selected to become a Participant (pursuant to Section 1.1) shall become a Participant as of the date specified by an Employer, as set forth in Schedule A.

            (b) Notwithstanding subsection (a), a Salary Deferral Election with respect to a Plan year shall not be effective except to the extent it complies with Section 3.1.

      2.3 BENEFITS. The Employers shall determine, from time to time, whether a Participant is to be treated as a Group I or Group II Employee. An Employer may change the classification of any Participant as of any date specified by it; provided, however, that the Account of such Participant shall not be reduced by such change of classification. The classification of any Participant shall be set forth in Schedule A. Participants shall cease to contribute hereunder after they cease to be employed by any of the Employers.

                                  ARTICLE III
                                 CONTRIBUTIONS

      3.1   SALARY DEFERRALS.

            (a) The Employers shall credit to the Account of a Participant an amount equal to the amount designated in the Participant's Salary Deferral Election for each Plan Year. Such amounts shall not be made available to such Participant, except as provided in ARTICLE VI, and hall reduce such Participant's Compensation from an Employer in accordance with the provisions of the applicable Salary Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of each of the Employers as provided in ARTICLE VIII.

            (b) Each Eligible Employee shall deliver a Salary Deferral Election to his or her Employer before any Salary Deferrals become effective. Such Salary Deferral Election shall be void with respect to any Salary Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which this Plan is first adopted or an Employee is first eligible to participate, such Salary Deferral election may be filed within thirty (30) days of the date on which this Plan is adopted or the date on which an Employee is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year.

            (c) The Salary Deferral Election shall designate the amount of Compensation deferred by each Participant and such other items as the Administrator may prescribe. Such designations shall remain effective unless amended as provided in subsection (d), below. There shall be no maximum limit on the Salary Deferrals permitted for each Participant.

            (d) A Participant may amend his or her Salary Deferral Election from time to time for any Plan Year that has not yet commenced. If a Participant amends his or her Salary Deferral Election in a given Plan Year to reduce or discontinue Salary Deferrals for the balance of that Plan Year, then the Participant's Account shall be reduced by ten

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percent (10%) of such unpaid amount, with such reduction being made from the
Participant's Salary Deferral subaccount (or such other subaccount as the Administrator shall determine).

      3.2   MATCHING CONTRIBUTIONS.

            (a) Each Employer shall also credit to the Account of each Participant who is its Employee, who is a Group I Employee and who makes Salary Deferrals a Marching Contribution in an amount equal to one hundred percent (100%) of the Salary Deferrals contributed by such Participant up to a maximum of ten percent (10%) of such Participant's Base Salary.

            (b) Each Employer shall also credit to the Account of each Participant who is its Employee, who is a Group II Employee and who makes Salary Deferrals a Marching Contribution in an amount equal to one hundred percent (100%) of the Salary Deferrals contributed by such Participant up to a maximum of five percent (5%) of such Participant's Base Salary.

            (c) Matching Contributions for a Plan Year will be credited to the Account of a Participant under this Section 3.2 only if such Participant is an Employee on the last day of such Plan Year. The requirement set forth in this
Section 3.2(c) shall be waived in the event of: (i) the death of a Participant during such Plan Year, (ii) the termination of the Participant's employment after having incurred a Total and Permanent Disability during such Plan Year, or
(iii) the termination of the Participant's employment during such Plan Year after having reached the age of sixty-five (65).

            (d) Twenty percent (20%) of the Matching Contributions for a Participant shall be made in rights to Company Stock, as determined under
Section 3.3.

            (e) Matching Contributions for a Plan Year shall be made no earlier than the last day of each quarter of such Plan Year. Matching Contributions made during a Plan Year shall remain subject to all conditions specified in this Plan, including those in subsection (c) above.

      3.3   COMPANY STOCK.

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            (a) Matching Contributions for a Participant in the form of rights to Company Stock shall consist of bookkeeping credits to the Accounts and Class Year Accounts for such Participant. Such credits will initially be determined by crediting to such Participant's Accounts and Class Year Accounts the number of shares (including fractional shares) of Company Stock that such Matching Contribution could purchase based upon the value of the Company Stock at the end of the month in which such Matching Contribution is made (or credited). All determinations of the value of Company Stock will be made by the Treasurer of the Company in his or he sole discretion.

            (b) Dividends declared on Company Stock shall not be credited to the Account and Class Year Accounts of any Participant.

            (c) When a Participant or Beneficiary is entitled to a distribution pursuant to ARTICLE VI with respect to his or her rights to Company Stock, the Company shall issue to the Participant or Beneficiary the number of shares of Company Stock that equal the number of full shares then credited in such Participant's Accounts. The Company shall pay any fractional shares in cash. If payment to the Participant or Beneficiary is being made in installments, the Administrator, in its sole discretion, shall determine whether such Company Stock shall be paid in like installments, as a lump-sum in connection with such installments or in any other manner consistent with such installment payments.

      3.4 EMPLOYER CONTRIBUTIONS. The Employers reserve the right to make discretionary contributions to Participants' Accounts in such amount and in such manner as may be determined by the Employers.

      3.5   TIME OF CONTRIBUTIONS.

            (a) Salary Deferrals shall be transferred to the Trust as soon as administratively feasible following each payroll period. Matching Contributions (other than Company Stock or the rights to Company Stock) and Option Deferrals shall be transferred to the Trust no later than thirty (30) days following the last day of the Plan Year. The Employers shall also transmit at the same time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

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

            (b) Employer Contributions shall be transferred to the Trust at such time as the Employers shall determine. The Employers shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

      3.6 FORM OF CONTRIBUTIONS. All Salary Deferrals, Matching Contributions and Employs Contributions to the Trust shall be made in the form of cash or cash equivalents of United States currency, except as otherwise provided herein. Notwithstanding the foregoing, Salary Referrals may be made in the form of Company Stock or rights to Company Stock which the Participant would otherwise be entitled to receive as Compensation.

                                   ARTICLE IV
                                     VESTING

      4.1   VESTING.

            (a) Except as otherwise provided herein, a Participant shall have a nonforfeitable right to the vested portion of his or her Class Year Accounts; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employers as provide in ARTICLE VII.

            (b) Each Class Year Account of a Participant will vest twenty percent (20%) if the Participant is still an Employee on the last day of each Plan Year beginning with the Plan Year of such Class Year Account. Thereafter, such Class Year Account shall vest an additional twenty percent (20%) on the last day of each Plan Year as long as the Participant is still an Employee and therefore shall be fully vested on the last day of the fourth Plan Year following the first plan Year of such Class Year Account if the Participant is still then an Employee. Further vesting shall cease once a Participant is no longer an Employee.

            (c) The portion of a Participant's Class Year Accounts attributable to Salary Deferral and Option Deferrals, and earnings thereon, shall be fully vested.

            (d) A Participant who attains the age of sixty-five (65) shall be fully vested in the amounts credited to all of his or her Accounts.

            (e) A Participant who has a termination of employment due to Total and Permanent Disability shall be fully vested in the amounts credited to all of his or her Class Year Account.

            (f) If a Change in Control occurs, all amounts attributable to Matching Contributions shall be fully vested as of the effective date of such Change in Control.

            (g) Any amounts credited to a Participant's Class Year Accounts that arc not vested a the time of his or her termination of employment with an Employer shall be forfeited. The Administrator shall determine the extent to which such forfeiture shall consist of rights to Company Stock.

                                   ARTICLE V
                                    ACCOUNTS

      5.1   ACCOUNTS.

            (a) (1) The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. Unless otherwise directed by the Employers, the Trustee shall also maintain and invest separate omnibus accounts that correspond to each Participant's Account.

                (2) The Administrator may also establish any subaccounts that it feels may be appropriate. The Administrator shall also establish and maintain subaccounts in each Participant's Account that shall be denominated as Class Year Accounts. The Administrator shall all ) establish and maintain subaccounts in each Participant's Account for rights to Company Stock.

            (b) (1) Each Participant's Account shall be credited with Salary Deferrals (as specified in the Participant's Salary Deferral Election), any Matching Contributions allocable thereto, any Option Deferrals, any Employer Contributions and any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

                (2) Separate Class Year Accounts for a Participant shall consist of each Participant's Salary Deferrals, Option Deferrals, Matching Contributions and Employer Contributions that are made with respect to a given Plan Year and any earnings or losses on such amounts Class Year Accounts shall be separately maintained for a Participant for each Plan Year un I such Class Year Accounts are fully vested (as provided in ARTICLE IV), at which time successfully vested Class Year Accounts shall be merged.

      5.2   INVESTMENTS, GAINS AND LOSSES.

            (a) (1) By written investment directions to the Administrator, each Participant shall direct the investment of his or her Account (other than the subaccount for rights to Company Stock) among the investment funds available under this Plan. The Administrator may require separate investment directions with respect to each Class Year Account of a Participant. In the absence of timely instructions, a Participant's Account shall be invested in a money market fund as selected by the Administrator. In accordance with rules established by the Administrator, each Participant shall be allowed to modify his or her investment directions (or the initial investment made in the absence of directions from the Participant) with respect to all or any portion of his or her Account, effective as of the first day following the date of modification (or such other time specified by the Administrator). A Participant's change of investment directions shall apply to the existing balance in his or her Account and to future amounts o be credited thereto, as the Participant may elect.

                (2) Notwithstanding subsection (a)(1), neither the Administrator nor the Trustee are obligated to follow any investment instruction received by a Participant pursuant to subsection (a)(1).

                (3) The Employers, or the Trustee if an Employer so directs, shall, from time to time, establish the investment funds available under the Plan.

            (b) The Administrator shall adjust the amounts credited to each Participant's Account to reflect Salary Deferrals, Option Deferrals, Matching Contributions,

Employer Contributions, investment experience, distributions and any other appropriate adjustments. Such adjustments its shall be made as frequently as is administratively feasible.

      5.3 FORFEITURES. Any forfeitures from a Participant's Account shall continue to be held in the Trust, shall be separately invested and shall be used to reduce succeeding Matching Contributions and Employer Contributions until such forfeitures have been entirely so applied. If no further Matching Contributions or Employee Contributions will be made, then such forfeitures shall be returned to the Employer that made such contribution.

                                   ARTICLE VI
                                  DISTRIBUTIONS

      6.1   PAYMENT.

            (a) (1) Benefits shall be paid in roughly equal annual installments over a period of ten (10) years payable in January of each year.

                (2) Notwithstanding subsection (a)(1), the Administrator, in its sole discretion may pay any amounts due to a Participant in a lump-sum.

            (b) In the event that a Participant who is a former Employee and who is receiving installment payments under subsection (a)(1) is determined by the Administrator to be providing services for a competitor of an Employer within two (2) years after his or her terminate m of employment with an Employer, then all remaining amounts due such Participant under the Plan shall be paid in a lump sum.

            (c) Payment may be made in Company Stock to the extent the Participant's Account has been denominated in Company Stock (under Section 3.3 or otherwise). Otherwise, payment shall be made in cash.

      6.2   COMMENCEMENT OF PAYMENT.

            (a) Except as otherwise provided herein, payments to a Participant shall commence in the January immediately after the calendar year in which the Participant has had a terminal )n of employment with an Employer.

            (b) The Administrator may permit an early distribution (before the date set forth in Section 6.2(a)) of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an unforeseen emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early distribution were not permitted. Any distribution pursuant to this subsection is limited to the amount it necessary to meet the hardship.

            (c) Upon the death of a Participant, all amounts credited to his or her Account shall be fully vested and shall be paid to his or her beneficiary or beneficiaries, as determined under ARTICLE VII hereof.

            (d) (1) A Participant who has experienced a hardship, as determined by the Administrator, in its sole discretion, shall be permitted to receive, in a lump-sum payment, a distribution of up to fifty percent (50%) of the vested portion of his or her Account exclusive of the subaccount for Company Stock; provided, however, that ten percent (10%) of the amount designated for distribution shall be treated as a forfeiture under Section 5.3 from the balance of the Participant's Account.

                (2) A Participant who receives a hardship distribution under subsection (d)(1) shall not receive any Matching Contributions or Employer Contributions and shall not be permitted to make any further Salary Deferrals for the balance of the Plan Year and for the following Plan Year.

                (3) A Participant shall not be permitted to receive more than two (2) hardship distributions under subsection (d)(1).

            (e) (1) A Participant who filed an election under this subsection
(e) shall receive distribution from the vested portion of his or her Account in accordance with that election; provided, however, that amounts in the Participant's Account distributed under this subsection (e) shall not include Matching Contributions or Employer Contributions.

                (2) An election under this subsection (e) shall be made with the Administrator on a form prescribed by the Administrator. The election shall only be valid if

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

filed at least two (2) years before the date of distribution; provided, however, that a Participant may amend an otherwise valid election to defer the date of distribution as long as that amendment is filed with the Administrator at least six (6) months before the otherwise applicable date of distribution.

                                  ARTICLE VII
                                 BENEFICIARIES

      7.1 BENEFICIARIES. Each Participant may from time to time designate one or more persons who may be any one or more members of such Participant's family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under this Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant's surviving spouse, if any, and, if none, to the Participant's estate and such person shall be deemed to be a beneficiary hereunder. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

      7.2   LOST BENEFICIARY.

            (a) All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

            (b) If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of this Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties.

                                  ARTICLE VIII
                                     FUNDING

      8.1 PROHIBITION AGAINST FUNDING. Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employers and the Participants, their beneficiaries or any other person. Any such assets (including any amounts deferred by a Participant or contributed by the Employers pursuant to ARTICLE III hereof) shall be and remain a part of the general, unpledged, unrestricted assets of the Employers, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of ERISA. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employers themselves for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employers. The Employers or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

      8.2 DEPOSITS IN TRUST. Notwithstanding Section 8.1, or any other provision of this Plan to the contrary, the Employers may deposit into the Trust any amounts they deem appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Salary Deferral Election by a Participant, any Employer Contributions and any Matching Contributions.

      8.3   INDEMNIFICATION OF TRUSTEE.

            (a) The Trustee shall not be liable for the making, retention, or sale of any investment or reinvestment made by it, as herein provided, nor for any loss to, or diminution of, the Trust assets, unless due to its own negligence, willful misconduct or lack of good faith.

            (b) Such Trustee shall be indemnified and saved harmless by the Employers from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Trustee in good faith in the administration of this Plan and the Trust, including all expenses reasonably incurred in its defense in the event an Employer fails to provide such defense upon the request of the Trustee. The Trustee is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

      8.4 WITHHOLDING OF EMPLOYEE CONTRIBUTIONS. The Administrator is authorized to make any and all necessary arrangements with the Employers in order to withhold the Participant's Salary Deferrals under Section 3.1 hereof from his or her pay. The Administrator shall determine the amount and timing of such withholding.

                                   ARTICLE IX
                                CLAIMS PROCEDURE

      9.1 GENERAL. In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this
ARTICLE IX. Such consideration and review shall be conducted in a manner designed to comply with section 503 of ERISA.

      9.2 CLAIM REVIEW. Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

            (a) the specific reason or reasons for denial of the claim;

            (b) a specific reference to this Plan provisions on which the denial is based;

            (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

            (d) an explanation of the provisions of this ARTICLE IX.

      9.3 RIGHT OF APPEAL. A claimant who has a claim denied under Section 9.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this Section 9.3 must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under
Section 9.2.

      9.4 REVIEW OF APPEAL. Upon receipt of an appeal, the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for the appeal, the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal, the Administrator shall issue a written decision which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

      9.5 DESIGNATION. The Administrator may designate one or more of its members or any other person of its choosing to make any determination otherwise required under this ARTICLE IX.

                                   ARTICLE X
                           ADMINISTRATION OF THE PLAN

      10.1  COMMITTEE AS ADMINISTRATOR. The committee designated in this Section
10.1 shall be the Administrator. The name of the committee shall be the Deferred Compensation Committee and shall consist of such individuals, corporations or other entities as the Employers shall from time to time appoint. Until otherwise designated by the Employers, the members of the Deferred Compensation Committee shall be those persons holding the following positions (or their nearest equivalent) at the Company: Chief Financial Officer; Treasurer; President and Chief Operating Officer; and Vice President, Human Resources.

      10.2 ACTIONS TAKEN BY THE COMMITTEE. All resolutions or other actions taken by the Deferred Compensation Committee at a meeting shall be by the affirmative vote of a majority of those present at the meeting. More than half of the members must be present to constitute a quorum or a meeting. Any member of the Deferred Compensation Committee may sign any document or instrument requiring the signature of the Deferred Compensation Committee or otherwise act on behalf of the Deferred Compensation Committee, unless otherwise directed by the Deferred Compensation Committee. The Deferred Compensation Committee may adopt such additional rules of procedures and conduct as it deems appropriate.

      10.3 BOND AND COMPENSATION. The members of the Deferred Compensation Committee shall serve without bond, except as otherwise required by law, and without remuneration for their services as such.

      10.4 DUTIES OF THE COMMITTEE. The Deferred Compensation Committee shall undertake all duties assigned to it under the Plan and Trust and shall undertake all actions, express or implied, necessary for the proper administration of the Plan. All actions and decisions of the Deferred Compensation Committee shall be made in its sole discretion, unless expressly otherwise provided in the Plan. The Deferred Compensation Committee's duties and responsibilities include, but are not limited to, the following:

            (a) adopting and enforcing such rules and regulations that it deems necessary or appropriate for the administration of the Plan in accordance with applicable law;

            (b) interpreting the Plan, in its sole discretion, with its good faith interpretation thereof to be final and conclusive on any Employee, former Employee, Participant, former Participant, beneficiary or other party;

            (c) deciding all questions concerning the Plan, including the eligibility of any person to participate in the Plan in accordance with the Plan provisions;

            (d) computing the amounts to be distributed to any Participant, former Participant or beneficiary in accordance with the provisions of the Plan, determining the person or persons to whom such amounts will be distributed and determining when such amounts will be distributed;

            (e) authorizing the payment of distributions;

            (f) keeping such records and submitting such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under other federal, state or local law and regulations; and

            (g) appointing such agents, counsel, accountants and consultants as may be required to assist in administering the Plan.

      10.5 EMPLOYERS TO FURNISH INFORMATION. To enable the Deferred Compensation Committee to perform its functions, the Employers shall supply full and timely information to the Deferred Compensation Committee on all matters relating to the remuneration of all Participants, their retirement, death or other cause of separation from service, and such other pertinent acts as the Deferred Compensation Committee may require.

      10.6 EXPENSES. All expenses of Plan administration and operation, including the fees of any agents or counsel employed and including any expenses attributable to a termination of the Plan, shall be paid by the Employers. To the extent that the Employers may be liable for social security or other withholding tax, the Administrator, in its sole discretion, may charge such expenses to the benefits due to the applicable Participant or Beneficiary.

      10.7 INDEMNIFICATION. The Employers hereby agree to indemnify each and every member of the Deferred Compensation Committee or Employee acting on behalf of the Deferred Compensation Committee for any expenses or liabilities (other than those due to willful misconduct) actually incurred in or arising out of the performance of their duties under the Plan, including but not limited to, litigation expenses and attorneys fees.

                                   ARTICLE XI
                               GENERAL PROVISIONS

      11.1 NO ASSIGNMENT. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

      11.2 NO EMPLOYMENT RIGHTS. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employers, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

      11.3 INCOMPETENCE. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employers to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employers, the Administrator and the Trustee.

      11.4 IDENTITY. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employers, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

      11.5 OTHER BENEFITS. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

      11.6 NO LIABILITY. No liability shall attach to or be incurred by any employee, officer, director or manager of an Employer, Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made hereunder or in connection herewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

      11.7 INSOLVENCY. Should an Employer be considered insolvent (as defined by the Trust), such Employer, through its board of directors and chief executive officer, shall give immediate written notice of such to the Administrator of this Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to such Employer for the benefit of the general creditors of that Employer.

      11.8  AMENDMENT AND TERMINATION.

            (a) Except as otherwise provided in this Section 11.8, the Employers shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, alter or impair, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account on the day before the effective date of such modification or termination. Following such termination, payment of such credited amounts may be made in a single-sum payment if the Employers so designate. Any such decision to pay in a single sum shall apply to all Participants.

            (b) Any funds remaining in the Trust after termination of this Plan and satisfaction of all liabilities to Participants and others, shall be returned to the Employers.

      11.9 EMPLOYER DETERMINATIONS. Any determinations, actions or decisions of the Employers (including but not limited to, Plan amendments and Plan termination) shall be made by the board of directors of the Employers in accordance with their established procedures or by such other individuals, groups or organizations that have been properly delegated by the board of directors to make such determination or decision.

      11.10 CONSTRUCTION. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

      11.11 GOVERNING LAW. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, and any other applicable federal law, provided however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of New York, other than its laws respecting choice of law.

      11.12 SEVERABILITY. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause this Plan to fail to comply with the requirements of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, then this Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

      11.13 HEADINGS. The headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

      11.14 TERMS. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

      11.15 APPROVAL OF IRS. If an Employer seek a private letter ruling from the Internal Revenue Service and the Internal Revenue Service does not issue a ruling acceptable to the Employees regarding this Plan, then this Plan (and the Trust), at the election of the Employers, shall be void ab initio and all Salary Deferrals shall be returned to the Employees who made such contributions and all Employer Contributions and Matching Contributions shall be returned to the Employer that made such contributions.

      11.16 TERM OF PLAN. This Plan shall continue in effect, unless sooner terminated as provided herein, for a term expiring on June 17, 2014. Such term may be extended only by the affirmative vote of a majority of the votes cast by the shareholders of Movado Group, Inc., present in person or represented by proxy, at a duly called meeting of such shareholders. Any expiration of this Plan under this Section 11.16, shall be treated in the same manner as termination of the Plan under Section 11.8.